                                                                 EXHIBIT d(2)(i)

                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                    BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                                   ANNUAL INVESTMENT MANAGEMENT FEE
               FUND                         (as a percentage of average daily net assets)
-------------------------------------       ---------------------------------------------
ING VP High Yield Bond Portfolio            0.3375% of the first $250 million of assets
                                            0.3150% of the next $250 million of assets
                                            0.2925% of the next $250 million of assets
                                            0.2700% of the next $250 million of assets
                                            0.2475% of the assets in excess of $1 billion

ING VP Disciplined LargeCap Portfolio       0.3375% of the first $250 million of assets
                                            0.3150% of the next $250 million of assets
                                            0.2925% of the next $250 million of assets
                                            0.2700% of the next $250 million of assets
                                            0.2475% of the assets in excess of $1 billion

ING VP SmallCap Opportunities               0.3375% of the first $250 million of assets
Portfolio                                   0.3150% of the next $250 million of assets
                                            0.2925% of the next $250 million of assets
                                            0.2700% of the next $250 million of assets
                                            0.2475% of the assets in excess of $1 billion

ING VP Convertible Portfolio                0.3375%

ING VP Growth Opportunities Portfolio       0.3375%

ING VP International Value Portfolio        0.4500%

ING VP MagnaCap Portfolio                   0.3375%

ING VP MidCap Opportunities Portfolio       0.3375%

ING VP International Portfolio              0.4500%